Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington   99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Post Effective Amendment No. 1 on Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Raphael Industries Ltd.

DATED this 3rd day of June, 2010.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak